EXHIBIT 10.9
Translation
THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT, UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND ANY APPLICABLE STATE SECURITIES LAWS.
CHARM COMMUNICATIONS INC.
PROMISSORY NOTE

US$19,560,000	January 20, 2010
     WHEREAS, Charm Communications Inc., a company established and existing under the laws of the Cayman Islands with its registered office situated at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”) entered into a share subscription agreement with Aegis Media Pacific Ltd. (“Aegis”) dated January 20, 2010 (the “Share Subscription Agreement”).
     WHEREAS, as a condition to the closing under the Share Subscription Agreement, the Company entered into a share repurchase agreement with the Merry Circle Trading Limited, a company incorporated and existing under the laws of the British Virgin Islands with its registered office situated at Alara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Shareholder”) dated January 20, 2010, pursuant to which the Company shall, upon closing, repurchase 4,890,000 Ordinary Shares of the Company held by the Shareholder for an aggregate price of US$19,560,000 (“Founder Repurchase Amount”). The Shareholder is 100% beneficially owned by Mr. Dang He (the “Founder”).
     In consideration of the Shareholder’s forbearance of immediate collection of the Founder Repurchase Amount, the Company hereby agrees to pay to the Shareholder or its assigns (the “Holder”), or, if applicable under Clause 6 below, secured party Chaview Investments Limited (“Chaview”), the principal sum of Nineteen Million Five Hundred and Sixty Thousand US Dollars (US$19,560,000) (“Principal Amount”), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.
     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Security Agreement (the “Security Agreement”) dated January 20, 2010 by and among Chaview Investments Limited (“Chaview”), Merry Circle Trading Limited and Mr. Dang He)
1.	REPAYMENT; ACCOUNT

Subject to Clauses 4 and 6 below, the outstanding Principal Amount on this Note and accrued interest on this Note shall be due and payable on the first (1st) anniversary of the date of this Note (“Maturity Date”). Upon the Maturity Date or the date of the Acceleration Demand Notice (defined below), as the case maybe, the Company shall pay the Principal Amount together with accrued and unpaid interest thereon into the Escrow Account or the Designated Account, as long as the Obligations remain outstanding and have not been fully paid, performed or terminated..

2.	INTEREST RATE

Interest shall accrue on the outstanding Principal Amount on this Note on and from the date of this Note until the Company’s full repayment of the Principal Amount. Such interest shall accrue daily at a simple rate equal to 4.75% per annum. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.	IRREVOCABLE POWER OF ATTORNEY COUPLED WITH INTEREST

The Holder hereby grants an irrevocable power of attorney coupled with an interest to Chaview and its successors and assigns for the purpose of serving an Acceleration Demand Notice (as defined under Clause 4), and any such Acceleration Demand Notice executed and served by Chaview and its successors and assigns pursuant to this Clause 3 shall be binding on the Holder and the Company. For the avoidance of doubt, the power of attorney granted under this Clause 3 shall terminate on the date when the Obligations have been fully paid, performed or terminated.

4.	ACCELERATION

Notwithstanding the provisions of Clause 1 above, and prior to the Maturity Date, the Holder, or for so long as any Obligation remains outstanding and has not been fully paid, performed or terminated, its attorney-in-fact, Chaview, shall be entitled to demand the immediate repayment of all or any part of the Principal Amount and interest accrued thereupon on the date of or at any time after the consummation of the Company’s Initial Public Offering (defined under the Second Amended and Restated Shareholders Agreement entered into among Chaview, the Founder, Aegis, Merry Circle and others on January 20, 2010) by serving an acceleration demand notice in the form attached as Exhibit A hereto (the “Acceleration Demand Notice”) to the Company, and upon serving such Acceleration Demand Notice, all of the Principal Amount and interest accrued thereupon shall become immediately repayable, without set-off, deduction or counter-claim of any nature, on such date. The Company shall, following receipt of such Acceleration Demand Notice, repay all of the Principal Amount and interest accrued thereupon and deposit the same into the Escrow Account or the Designated Account within the same day.

5.	USAGE

The Principal Amount shall be utilized by the Company as its working capital to fund its ongoing business operations and any investment opportunities.

6.	PLEDGE OF NOTE

As security for the Shareholder’s and Mr. Dang He’s respective obligations to satisfy the Obligations, and for so long as the Obligations remain outstanding and have not been fully paid, performed or terminated, the Shareholder shall pledge and escrow with Chaview this Note, including all renewals, extensions and modifications of the same, and without limiting the generality of the foregoing, the present, continuing and future right to make claim for, collect or cause to be collected, receive or cause to be received directly from the Company all payments of the outstanding Principal Amount and interest and other sums of money payable thereunder to be held by Chaview in accordance with the terms and conditions of the Security Agreement. The Company hereby confirms and acknowledges the pledge of this Note, and provided any Obligation remains outstanding and has not been fully paid, performed or terminated on the Maturity Date or upon its receipt of an Acceleration Demand Notice, shall pay the Principal Amount and accrued interest into the Escrow Account or the Designated Account, as applicable on the Maturity Date, or upon the Holder or its attorney-in-fact Chaview serving the Acceleration Demand Notice under Clause 4, as applicable. For the avoidance of doubt, the pledge of this Note under this Clause 6 shall terminate on the date that the Obligations have been fully paid, performed or terminated.

7.	ACKNOWLEDGE AND CONSENT BY CHAVIEW

7.1	Chaview hereby acknowledges the terms and conditions of this Note by signing on this Note.

7.2	The Company and the Holder hereby covenant with Chaview that they shall not amend, supplement or otherwise vary any term of this Note, or waive any observance or breach of any term of this Note, without the prior written consent of Chaview.

8.	FOUNDER’S OBLIGATIONS

The Founder shall procure the Holder (excluding Chaview) to promptly perform its obligations under this Note.

9.	TAX

The Company shall bear any and all tax obligations arising from this Note and the transactions contemplated hereby in accordance with related laws and regulations. If the Holder is required to pay any tax by any law, regulation or government department due to this Note and the transactions contemplated hereby, such tax shall be paid or reimbursed by the Company, where applicable.

10.	SUCCESSION AND ASSIGNMENT

This Note shall bind upon the parties hereto and their respective successors and assignees. Without the prior written consent of the Holder and Chaview, the Company shall not transfer any of its rights or obligations under this Note.

11.	CONFIDENTIALITY

The parties hereto acknowledge that the terms and conditions is confidential information. The parties shall maintain the confidentiality of all such information, and without the written consent of the other party, a party shall not disclose any relevant information to any third party, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by a party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by any staff member or agent hired by a party shall be deemed disclosure of such confidential information by such party and such party shall be held liable for such breach under this Note. This section shall survive the termination of this Note for any reason.

12.	LOST, STOLEN, DESTROYED OR MUTILATED NOTES

In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Note, or in lieu of the Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of the Note.

14.	GOVERNING LAW AND DISPUTE RESOLUTION

This Note shall be governed by, and construed in all respects, in accordance with the laws of Hong Kong Special Administrative Region of the People’s Republic of China. In the event any dispute arises between the Company and the Holder out of or in relation to this Note, then either party may submit the dispute for arbitration at the Hong Kong International Arbitration Center in accordance with its rules then in effect. Any arbitral award shall be final and binding on the parties.

15.	AMENDMENTS AND WAIVERS

Subject to Clause 7.2, any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Holder, Chaview and the Company. Any amendment or waiver effected in accordance with this Clause 15 shall be binding upon the Holder and its successors and assigns and the Company.
[Signatures to follow]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its representative, thereunto duly authorized as of the date first above written.

SEALED with THE COMMON SEAL of	)
CHARM COMMUNICATIONS INC.	)
and	)
SIGNED by DANG HE	) /s/ Dang He
for and on behalf of	)
CHARM COMMUNICATIONS INC.	)
in the presence of	)

SEALED with THE COMMON SEAL of	)
MERRY CIRCLE TRADING LIMITED	)
and	)
SIGNED by DANG HE	) /s/ Dang He
for and on behalf of	)
MERRY CIRCLE TRADING LIMITED	)
)
in the presence of	)

SEALED with THE COMMON SEAL of	)
CHAVIEW INVESTMENTS LIMITED	)
and	)
SIGNED by STEPHEN LEE	) /s/ Stephen Lee
for and on behalf of	)
CHAVIEW INVESTMENTS LIMITED	)
in the presence of	)

EXHIBIT A
FORM OF ACCELERATION DEMAND NOTICE
Date:
Charm Communications Inc. (the “Company”)
26th Floor, Oriental Media Center
4 Guanghua Road, Chaoyang District
Beijing 100026
People’s Republic of China
Sent Via Certified Mail
Dear Sirs,
We, [          ] [as attorney-in-fact of the Holder (defined under the Note)], are writing in regard to a promissory note (the “Note”) issued by the Company on                     , 2010 to Merry Circle Trading Limited, pursuant to which the Company shall repay the Principal Amount (as defined in the Note) and the interest accrued thereon in full upon delivery of a written acceleration demand served by us. The Principal Amount and the interest accrued as of the date hereof in the aggregate amount of US$                     is now due immediately, and shall be paid into the following bank account in full:
Account Name:
Account No.:
Bank Name:
Bank Address:
Swift Code:
Thank you for your immediate attention in this matter.
Very truly yours,
[                              ]
[as Attorney-In-Fact of the Holder]
By:
Name: [                    ]
Title:   [                    ]
Exhibit A